Exhibit 10.1

STOCK SALE AND PURCHASE AGREEMENT

is made and entered as of April 02, 2018

Seller: Leo Members, Inc.

Address: ES Tower 6F, Teheranro 52 Gil 17, Gangnamgu, Seoul Korea.

Buyer: Kwang-min Chae

Address: 10, Songijeong-ro 7-gil, Mapo-gu Seoul Korea.

AGREEMENT

The Seller desires to sell, and the Buyer desires to purchase, Four Thousand (4,000) shares of common stock (the “Shares”) of Leo Motors Factory 1, Inc. on the terms and conditions set forth in this Agreement.

In consideration of, and in express reliance upon, the representations and warranties of the Seller and the Buyer in this Agreement, the Seller agrees to sell, assign and transfer to the Buyer, all of its right, title and interest in and to the Share at the per sharers price of KRW 500, for an aggregate purchase price of 2,000,000 KRW ("Purchase Amount") for the Shares.

The Purchase Amount shall be paid by cash or wire transfer to bank account designated by the Seller within Ten (10) days from the Agreement established.

Leo Members, Inc. ("Seller")

By:

/s/ Shi Chul Kang

__________________________

Name:Shi Chul Kang

Title:CEO

Date:         April 02, 2018

Kwang-min Chae ("Buyer ")

By:

/s/ Kwang-min Chae

__________________________

Name:    Kwang-min Chae

Date:        April 02, 2018